                                1,100,000 Shares

                            SUPREMA SPECIALTIES, INC.

                                  Common Stock
                           (Par Value $.01 Per Share)


                             UNDERWRITING AGREEMENT


                                                                  July __, 2000

HOBBS MELVILLE SECURITIES CORP.
As Representative of the several Underwriters
110 Wall Street
New York, New York  10005


Dear Sirs:

         1. Introduction. Suprema Specialties, Inc., a New York corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters"), for which Hobbs Melville Securities Corp. is acting as representative (the "Representative"), an aggregate of 1,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The stockholders listed in Schedule II hereto (the "Selling Stockholders") propose severally to sell to the several Underwriters an aggregate of 100,000 outstanding shares of Common Stock. The 1,000,000 shares of Common Stock to be sold by the Company and the 100,000 shares of Common Stock to be sold by the Selling Stockholders are referred to herein as the "Firm Shares." The Company also proposes to issue and sell to the several Underwriters an aggregate of not more than 65,000 additional shares of Common Stock, if requested by the Underwriters in accordance with Section 9 hereof. The Selling Stockholders severally also propose to issue and sell to the several Underwriters an aggregate of not more than 100,000 additional shares of Common Stock, if requested by the Underwriters in accordance with Section 9 hereof. The 65,000 additional shares of Common Stock to be sold by the Company and the 100,000 additional shares of Common Stock to be sold by the Selling Stockholders are collectively referred to herein as the "Additional Shares." The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares." The words "you" and "your" refer to the Representative of the Underwriters.



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         The Company and each of the Selling Stockholders hereby agree with the several Underwriters as follows:

         2.       Representations and Warranties.

                  (a) The Company represents, warrants and agrees with each of the Underwriters that:

                           (i) A registration statement on Form S-2 (File No. 333-36716) under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares and the Warrants and Warrant Shares (each as defined in Section 3(e)), including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration statement has been filed with the Commission under the Act, and one or more amendments to such registration statement may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission either
         (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement filed with the Commission (or, if no such amendment shall have been filed, in such registration statement), with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act as shall have been provided to and approved by the Representative prior to the filing thereof, or
         (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and to documents incorporated therein by reference; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion contained in such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto or filed pursuant to Rule 424(a) under the Act at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement. References herein to any document or other information incorporated by reference in the Registration Statement shall include documents or other information incorporated by reference in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). Reference made herein to any Preliminary Prospectus or the Prospectus shall be deemed to include all documents and information incorporated by reference therein under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as provided for in the Registration Statement.

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                           (ii) The Commission has not issued any order
         preventing or suspending the use of any Preliminary Prospectus and has not instituted or threatened to institute any proceedings with respect to such an order. When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof) and the Option Closing Date (as defined in Section 9 hereof), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters through the Representative expressly for use therein. The documents which are incorporated by reference in any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                           (iii) Each of the Company and its subsidiaries (A) is
         a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and (B) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (x) in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)) and (y) in which it owns or leases property. "Material Adverse Effect" means, when used in connection with the Company or its subsidiaries, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole.

                           (iv) The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company or any subsidiary at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares and neither the filing of the registration statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived in writing or satisfied, for or relating to, the registration of any securities of the Company. The Shares, the Warrants and the Warrant Shares (each as defined below) have been duly authorized; on the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance with the terms of this Agreement, (A) the Firm Shares and the Additional Shares to be sold by the Company hereunder will be validly issued, fully paid and nonassessable, (B) valid title to the Shares will pass to the Underwriters on the Closing Date or the Option Closing Date (as the case may be) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever except for any such claims as may be placed on the Shares by the Underwriters or any creditors of the Underwriters and (C) the Warrants will be duly authorized, executed and delivered by the Company and will be a valid and binding agreement on the part of the Company. All the outstanding shares of capital stock of each subsidiary has been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever except that such shares have been pledged as collateral to the Company's primary lending institution. The Company has received, subject to notice of issuance, approval to have the Shares quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

                           (v) The consolidated financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or incorporated therein by reference fairly present the consolidated financial condition, results of operations, stockholders' equity and cash flows of the Company and its subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). Such financial statements as of, and for the years ended June 30, 1997, 1998 and 1999, have been examined by BDO Seidman, LLP, who, to the best of the Company's knowledge, are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information and statistical data set forth under the captions "Selected Consolidated Financial Information" and "Management Discussion and Analysis of Financial Condition and Results of Operation" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared on a basis consistent with the financial statements of the Company and its subsidiaries.

                           (vi) The Company and each of its subsidiaries have filed all necessary federal, state and local income, franchise and other material tax returns (or have obtained extensions thereof) and have paid all taxes shown as due thereunder except for such taxes as are adequately reserved against and are being contested in good faith by appropriate proceedings, and the Company has no knowledge of any tax deficiency which might be assessed against the Company which, if so assessed, may have a Materially Adverse Effect.

                           (vii) The Company and each of its subsidiaries maintain insurance of the types and in amounts which they reasonably believe to be adequate for their business, all of which insurance is in full force and effect.

                           (viii) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no pending action, suit, proceeding or investigation or, to the Company's best knowledge, threatened action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement,
         (B) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement or incorporated therein by reference are accurately summarized in all material respects), or (C) if determined adversely to the Company or its subsidiaries, could reasonably be expected to result in a Material Adverse Effect.

                           (ix) The Company has the corporate, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement or the Warrant, its performance hereunder or thereunder, its consummation of the transactions contemplated herein and therein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or any of its subsidiaries pursuant to the terms of (A) the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or any of their respective activities or properties except for such violation or conflict as would not, either individually or in the aggregate, have a Material Adverse Effect.

                           (x) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement to which the Company or any of its subsidiaries is a party or by which any of them are or may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such subsidiary, as the case may be, and constitute the legal, valid and binding agreements of the Company or such subsidiary, as the case may be, enforceable against each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement or incorporated therein by reference of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required or incorporated therein by reference, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                           (xi) Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of its subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, net worth, condition (financial or other), or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries (or the manner in which it any of them conducts its business) is in breach or violation of, or in default under, any term or provision of (A) its certificate of incorporation or bylaws, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective activities or properties and the effect of which breach or default singly or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

                           (xii) No labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which may have a Material Adverse Effect.

                           (xiii) Since its inception, the Company has not committed any material violation of the registration requirements of the Act.

                           (xiv) No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares.

                           (xv) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares.

                           (xvi) Each of the Company and its subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, and defects, except (A) such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets, and
         (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included or incorporated by reference in the Registration Statement and (c) liens, encumbrances, security interests, claims, restrictions, equities and defects as would not have a Material Adverse Effect. The Company owns or leases all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and business of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company and its subsidiaries, and under which the Company or any subsidiary holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such subsidiary free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither the Company nor any subsidiary is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither the Company nor any subsidiary has notice of any claim which has been asserted by anyone adverse to the Company's or any of its subsidiary's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any subsidiary's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

                           (xvii) Neither the Company nor any subsidiary has violated any applicable environmental, safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation may have a Material Adverse Effect.

                           (xviii) Each of the Company and its subsidiaries have obtained all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and its subsidiaries are in compliance therewith in all material respects except where the failure so to obtain, maintain or comply with would not have a Material Adverse Effect.

                           (xix) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or except as may be prohibited by the terms of the Third Amended and Restated Revolving Credit Agreement, as amended, among the Company, its subsidiaries and Fleet Bank N.A.

                           (xx) The Company meets the requirements for use of Form S-2 under the Rules and Regulations.

                  (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

                           (i) Such Selling Stockholder has the power and authority to enter into this Agreement, the Power of Attorney in the form heretofore furnished to you (the "Power of Attorney") and the Custody Agreement in the form heretofore furnished to you (the "Custody Agreement"). Each of this Agreement, the Power of Attorney and the Custody Agreement has been duly executed and delivered by such Selling Stockholder, and (assuming this Agreement is a binding agreement of yours) constitutes the valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditor's rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities law and the public policy underlying such laws).

                           (ii) None of the execution, delivery or performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation of the transactions herein and therein contemplated, will conflict with or result in a breach of, or default under, any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement, or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of his or her property is or may be subject, or to the best of such Selling Stockholders' knowledge, any statute, judgment, decree, order, rule or regulation applicable to such Selling Stockholder of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or any of his activities or properties.

                           (iii) At the date hereof, such Selling Stockholder has, and at the time of delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, such Selling Stockholder will have, full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder. At the date hereof such Selling Stockholder is, and at the time of delivery of the Shares to be sold by such Selling Stockholder, such Selling Stockholder will be, the lawful owner of and has and will have, good and marketable title to such Shares free and clear of any liens, encumbrances, security interests, claims, community property rights, restrictions on transfer or other defects in title. Upon delivery of and payment for the Shares to be sold by such Selling Stockholder hereunder, valid title to such Shares will pass to the Underwriters, free and clear of any liens, encumbrances, security interests, claims, community property rights, restrictions on transfer or other defects in title except for any such claims as may be placed on the Shares by the Underwriters or any creditors of the Underwriters. Except as described in the Registration Statement and the Prospectus (or, if there is no Prospectus, the most recent Preliminary Prospectus) or created hereby, there are no outstanding options, warrants, rights, or other agreements or arrangements requiring such Selling Stockholder at any time to transfer any Common Stock to be sold hereunder by such Selling Stockholder.

                           (iv) At the time when the Registration Statement becomes or became effective, and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, the Registration Statement and any amendments thereto will not contain any untrue statement of a material fact regarding such Selling Stockholder or omit to state a material fact regarding such Selling Stockholder required to be stated therein or necessary in order to make the statements therein regarding such Selling Stockholder not misleading, and the Prospectus (and any supplements thereto) (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will not contain any untrue statement of a material fact regarding such Selling Stockholder or omit to state a material fact regarding such Selling Stockholder required to be stated therein or necessary in order to make the statements therein regarding such Selling Stockholder, in light of the circumstances under which they were made, not misleading. Such Selling Stockholder is unaware of any material misstatement in or omission from the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or of any material adverse information regarding the business or operations of the Company or its subsidiaries which is not set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not then in existence, in the most recent Preliminary Prospectus).

                           (v) Such Selling Stockholder has not taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

                           (vi) There is not pending or threatened against such Selling Stockholder any action, suit or proceeding which (A) questions the validity of this Agreement or of any action taken or to be taken by such Selling Stockholder pursuant to or in connection with this Agreement or (B) is required to be disclosed in the Registration Statement which is not so disclosed, and such actions, suits or proceedings as are summarized in the Registration Statement, if any, are accurately summarized.

         3.       Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (A) the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $_____ per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Column (1) of Schedule I hereto and (B) each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from such Selling Stockholder, at the same purchase price per Share, the number of Firm Shares equal to the number of Firm Shares set forth opposite the name of such Underwriter in Column (2) of Schedule I, multiplied by the number of Firm Shares set forth opposite the name of such Selling Stockholder in Column (1) of
Schedule II and divided by the total number of Firm Shares to be sold by all Selling Stockholders, in each case subject to such adjustments to eliminate any fractional shares as the Representative in its sole discretion shall make.

                  (b) Certificates in negotiable form (endorsed in blank or accompanied by stock powers in blank, with signatures appropriately guaranteed, and any funds necessary for the purchase of stock transfer stamps) representing all of the Shares to be sold by the Selling Stockholders have been placed in custody under a Custody Agreement and each Selling Stockholder has duly executed and delivered a Power of Attorney appointing Marc Cocchiola, Steven Venechanos and Paul Lauriero and each of them as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute this Agreement and to deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement. Each Selling Stockholder agrees that the shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder and the arrangements made by such Selling Stockholder for such custody, as well as the appointment by such Selling Stockholder of the Attorney-in-Fact, are, to that extent, irrevocable. Each Selling Stockholder specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated, except as otherwise provided herein, by any act of such Selling Stockholder, operation of law or otherwise, whether by the death or incapacity of such Selling Stockholder, if an individual, or by the occurrence of any other event. If any Selling Stockholder, if an individual, should die or become incapacitated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the shares held in custody for such Selling Stockholder shall be delivered pursuant to the terms and conditions of this Agreement and the Custody Agreement, and the actions taken by the Attorney-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity or other event had not occurred, whether or not the Custodian or the Attorneys-in-Fact shall have received notice of such death, incapacity or other event.

                  (c) Delivery of certificates, and payment of the purchase price, for the Firm Shares shall be made at the offices of Hobbs Melville Securities Corp. at 110 Wall Street, New York, New York 10005, or such other location as shall be agreed upon by the Company and the Representative. Such delivery and payment shall be made at 10:00 a.m., New York City time, on July __, 2000 or at such other time and date not more than five business days thereafter as shall be agreed upon by the Representative and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

                  (d) Delivery of the certificates for the Firm Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price for the Firm Shares in same day funds drawn to the order of the Company in the case of Firm Shares sold by it and the Custodian in the case of Firm Shares sold by the Selling Stockholders. The certificates for the Firm Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in denominations and registered in such names as the Representative shall request, not less than two full business days prior to the Closing Date. The certificates for the Firm Shares will be made available to the Representative at such office or such other place as the Representative may designate for inspection, checking and packaging not later than 9:30 a.m., New York time on the business day prior to the Closing Date.

                  (e) The Company hereby sells to the Representative, for consideration of $110 in the aggregate, Warrants (the "Warrants") to purchase 110,000 shares of Common Stock (the "Warrant Shares") at a price per share equal to 140% of the public offering price. On the Closing Date, the Company shall issue one or more Warrants, in such denominations and registered in such names as the Representative may request, in the form attached hereto as Exhibit A.

         4. Public Offering of the Shares. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus.

         5.       Covenants of the Company and the Selling Stockholders.

                  (a) The Company covenants and agrees with each of the Underwriters that:

                           (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (A) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (B) will not file with the Commission the prospectus or the amendment referred to in the third sentence of Section 2(a)(i) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Representative shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representative shall not have given its consent.

                           (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative (A) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (B) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

                           (iii) The Company will (A) use its best efforts to arrange for the qualification of the Shares for offer and sale under the state securities or blue sky laws of such jurisdictions as the Representative may designate, (B) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, and (C) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (A) and (B); provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

                           (iv) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representative and, subject to Section 5(a)(i) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

                           (v) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                           (vi) During a period of 12 months after the date hereof, the Company will deliver to the Representative:

                                    (A) concurrently with filing quarterly
                  reports on Form 10-Q with the Commission, such quarterly reports on Form 10-Q;

                                    (B) concurrently with furnishing such annual
                  reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

                                    (C) as soon as they are available, copies of
                  all information (financial or other) mailed to stockholders;

                                    (D) every press release which was released
                  by the Company; and

                                    (E) any additional information of a public
                  nature concerning the Company or its business which the Representative may reasonably request.

                           During such 12 month period, if the Company continues to have active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated.

                           (vii) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock. For a period of one year after the date hereof, the Company shall provide the Representative with weekly transfer sheets with respect to its Common Stock.

                           (viii) The Company will furnish, without charge, to the Representative or on the Representative's order, at such place as the Representative may designate, copies of the each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representative may reasonably request.

                           (ix) The Company will not, directly or indirectly, without the prior written consent of the Representative, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 9 months after the date hereof, except pursuant to this Agreement, except for (i) sales or issuances pursuant to the exercise of options or warrants outstanding on the date hereof, (ii) sales or issuances upon exercise of options granted or pursuant to other stock-based awards granted subsequent to the date hereof pursuant to a stock option, stock incentive or other employee benefit plan in existence on the date hereof, (iii) the issuance of Common Stock or any securities convertible into or exchangeable or exercisable for or rights to purchase shares of Common Stock in connection with an acquisition by the Company, (iv) the issuance of any option, warrant or convertible security to a lending institution in connection with its making of a bona fide loan to the Company, or the issuance of Common Stock upon exercise or conversion of such option, warrant or convertible security, (v) issuances pursuant to the Company's Share Purchase Rights Plan ("Poison Pill") in existence on the date hereof and (iv) as contemplated by the Prospectus.

                           (x) The Company will cause the Shares to be duly included for quotation on the National Association of Securities Dealers Automated Quotations National Market System prior to the Closing Date.

                           (xi) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                           (xii) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                           (xiii) For a period of two years from the date hereof, the Company will use its best efforts to timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations thereunder, and all such reports, forms and documents filed will comply in all material respects with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

                           (xiv) The Company shall obtain at least $1,000,000 of key person life insurance on the life of Mark Cocchiola, the proceeds of which will be payable to the Company, and shall maintain such insurance in effect until the later of two years from the effective date of the Registration Statement or the expiration of the term of the employment agreement between the Company and Mr. Cocchiola.

                           (xv) For a period of one year from the effective date of the Registration Statement, the Company shall retain a financial public relations firm reasonably acceptable to the Representative.

                           (xvi) The Company hereby grants the Representative a preferential right (which, if exercised, must be so exercised by the Representative within two business days after receiving notice of a proposed sale), for a period of one year from the effective date of the Registration Statement, to sell, for the account of any of the Company's officers or directors owning at least five percent (5%) of the Company's Common Stock as of the date hereof or immediately following the Closing Date, any shares of Common Stock that any such officer or director may seek to sell under Rule 144 promulgated under the Act, on terms no less favorable than those that could be obtained elsewhere.

                           (xvii) If the Representative introduces potential merger or acquisition candidates to the Company, the Representative shall be entitled to a "Lehman Formula" finder's fee (any consideration other than cash to be valued at fair market value as determined by the Company) of the aggregate consideration involved in any transaction (including mergers, acquisitions, joint ventures and any other business combination for the Company introduced by the Representative) consummated by the Company during a period ending one year from the signing of this Agreement in which the Representative introduced the other party to the Company. Such finder's fee due to the Representative will be paid in the same consideration as the Company receives its compensation at the closing of such transaction for which the finder's fee is due. Written notice of the introduction of any merger and acquisition candidate in connection with which a fee is sought shall be provided by the Representative to the Company.

                           (xviii) For a one (1) year period from the effective date of the Registration Statement, the Representative has a right to appoint a designee as an observer to the board of directors of the Company. Such observer will have the right to attend all meetings of the board of directors. Such observer shall be entitled to receive reimbursement for all out-of-pocket incurred in attending such meetings, including, but not limited to, food, lodging, transportation and any fees paid to directors for attending such meetings. The Representative shall be given notice of such meetings at the same time and in the same manner as directors of the Company are informed. The Representative and such observer shall be indemnified to the same extent as the other directors, subject to any limitations under applicable laws.

                           (xix) The Company will purchase directors and officers insurance in an amount not less than $5,000,000.

                  (b) Each Selling Stockholder covenants and agrees with each of the Underwriters that:

                           (i) Each Selling Stockholder will not, without the prior written consent of the Representative on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of (A) any shares of Common Stock or of securities substantially similar thereto or (B) any other securities convertible into, or exchangeable or exercisable for, shares of Common Stock or such similar securities, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by a Selling Stockholder on the date hereof or hereafter acquired for a period of 6 months subsequent to the date of the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Act promulgated by the Commission or if no filing under Rule 424(b) is made, the date of the final Prospectus included within the Registration Statement when declared effective under the Act.

                           (ii) Each Selling Stockholder consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

         6.       Expenses.

                  (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company and the Selling Stockholders, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney, Custody Agreement and Selling Stockholders' Power of Attorney and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof,
(iii) fees and expenses relating to qualification of the Shares under state securities or blue sky laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith (provided, however, that the Company shall not be responsible for expenses described in this clause (iii) in excess of $20,000 unless the Representative and the Company agree that additional filings are required in excess of $20,000), (iv) filing fees of the Commission and the NASD relating to the Shares, (v) any fees and expenses in connection with the quotation of the Shares on the National Association of Securities Dealers Automated Quotations National Market System, (vi) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Company and the Selling Stockholders pursuant to this Agreement, (vii) costs and expenses incident to any meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Representative to be paid for by the Underwriters) and (viii) costs and expenses of one tombstone advertisement relating to the offering of the Shares (other than as shall have been specifically approved by the Representative to be paid for by the Underwriters).

                  (b) The Company further agrees that, in addition to the costs and expenses payable pursuant to paragraph (a) of this Section 6, it will pay to the Representative on the Closing Date (by certified or bank cashiers check) a non-accountable expense allowance equal to three percent (3%) of the aggregate price to the public of the Firm Shares. In the event the Underwriters elect to exercise the over-allotment option described in Section 9 hereof, the Company agrees to pay to the Representative on the Option Closing Date (by certified or bank cashiers check) a non-accountable expense allowance equal to three percent (3%) of the aggregate price to the public of the Option Shares. The Company has previously paid to the Representative a retainer in the total amount of $50,000 to defray anticipated costs and expenses of the Representative related to this offering, which shall be deducted from the amount payable under this paragraph
(b).

                  (c) If the purchase of the Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement or other than by reason of Section 11(a), the Company shall reimburse the several Underwriters for their actual accountable out-of-pocket expenses (including reasonable counsel fees and disbursements) up to $100,000 in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

         7. Conditions of the Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company and the Selling Stockholders made pursuant to the provisions hereof; the performance by the Company and the Selling Stockholders on and as of the Closing Date of their respective covenants and agreements hereunder; and the following additional conditions:

                  (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representative shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 11:00 A.M., New York time, on the date hereof or such later time and date to which the Representative shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                  (b) The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) On or prior to the Closing Date, the Representative shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares, the Registration Statement and the Prospectus and such other related matters as the Representative reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

                  (d) On the Closing Date, the Underwriters shall have received the opinion, dated the Closing Date, of Blank Rome Tenzer Greenblatt LLP, counsel to the Company ("Company Counsel"), substantially in the form as attached hereto as Exhibit B.

                  (e) On or prior to the Closing Date, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company or the Selling Stockholders, or conditions herein contained.

                  (f) At the time that this Agreement is executed by the Company, the Underwriters shall have received from BDO Seidman, LLP a letter as of the date this Agreement is executed by the Company in form and substance satisfactory to you (the "Original Letter"), and on the Closing Date the Underwriters shall have received from such firm a letter dated the Closing Date stating that, as of a specified date not earlier than five (5) days prior to the Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct.

                  (g) On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

                           (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons are contemplated or threatened under the Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

                           (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (or any supplement thereto) or any Preliminary Prospectus includes or included any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                           (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date, neither the Company nor any of the subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; neither the Company nor any of the subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of the subsidiaries has entered into any material transactions not in the ordinary course of business; and there has not been any material change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole; neither the Company nor any of the subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company or any of its subsidiaries which is required under the Act or the Rules and Regulations to be set forth in an amended or supplemented Prospectus which has not been set forth; and there has not occurred any material event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

                           References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the certificate.

                  (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date, there shall not have been (i) any material adverse change or decrease specified in the letter or letters referred to in paragraph (f) of this
Section 7 or (ii) any material adverse change, or any development involving a prospective change, in the business or properties of the Company or its subsidiaries which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Representative's reasonable judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

                  (i) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 5(a)(iii)(A) hereof shall have been issued on or prior to the Closing Date and no proceedings for that purpose shall have been instituted or, to your knowledge or that of the Company, have been or shall be contemplated.

                  (j) On the Closing Date, the Underwriters shall have received the opinion, dated the Closing Date, of Blank Rome Tenzer Greenblatt LLP, in its capacity as counsel for the Selling Stockholders, substantially in the form as attached hereto as Exhibit C.

                  (k) On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, from each Selling Stockholder (which may be signed by the Attorney-in-Fact) to the effect that each Selling Stockholder has carefully examined the Registration Statement and the Prospectus and this Agreement, and that:

                                    (A) The representations and warranties of
                  such Selling Stockholder in this Agreement are true and correct, as if made at and as of the Closing Date, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions to be performed or satisfied by such Selling Stockholder at or prior to the Closing Date; and

                                    (B) The Registration Statement and
                  Prospectus and, if any, each amendment and each supplement thereto, contain all statements required to be included therein regarding such Selling Stockholder, and none of the Registration Statement nor any amendment thereto includes any untrue statement of a material fact regarding such Selling Stockholder or omits to state any material fact regarding such Selling Stockholder required to be stated therein or necessary to make the statements therein regarding such Selling Stockholder not misleading, and neither the Prospectus (and any supplements thereto) or any Preliminary Prospectus includes or included any untrue statement of a material fact regarding such Selling Stockholder or omits or omitted to state a material fact regarding such Selling Stockholder required to be stated therein or necessary in order to make the statements therein regarding such Selling Stockholder, in light of the circumstances under which they were made, not misleading.

                  (l) The Representative shall have received from each Selling Stockholder an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Representative, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 6 months after the date of this Agreement.

                  (m) The Company and the Selling Stockholders shall have furnished the Underwriters with such further opinions, letters, certificates or documents as you or counsel for the Underwriters may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company and the Selling Stockholders will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company and the Selling Stockholder shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 7 shall constitute representations, warranties and agreements of the Company and the Selling Stockholders, as the case may be, as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 of this Agreement; and

                  (n) The Shares have been approved for inclusion on the National Association of Securities Dealers Automated Quotation National Market System.

         8.       Indemnification.

                  (a) The Company, jointly and severally with each of the Selling Stockholders, and each of the Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several and actions in respect thereof, to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any blue sky application or other document executed by the Company specifically for the purpose of qualifying, or based upon written information furnished by the Company or the Selling Stockholder filed in any state or other jurisdiction in order to qualify, any or all of the Shares under the securities or blue sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading and will reimburse, such Underwriter or such controlling persons for any legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and such Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter through the Representative expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 5(a)(viii) hereof; and provided further, that the liability of any Selling Stockholder under this Section 8(a) and 8(d) shall be limited to the amount of proceeds received by such Selling Stockholder from the sale of the Selling Stockholder Shares.

                  The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

                  (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the Company or any such Selling Stockholder, director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Representative to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such Selling Stockholder, director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Underwriters may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnified party has reasonably concluded that there may be a conflict of interest between the indemnified parties, on the one hand, and the indemnifying parties on the other hand, the indemnified party or parties shall have the right to select one separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel as a result of a conflict of interest in accordance with the proviso to the immediately preceding sentence,
(ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity is or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and complete release in writing of such indemnified party from any and all liability on claims that are the subject matter of such proceeding, which settlement shall be in form and substance reasonably satisfactory to the indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company and/or any Selling Stockholder are contributing parties and the Underwriters are the indemnified party, the relative benefits received by the Company and/or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters on the other hand, bears to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Selling Stockholders shall have the same rights to contribution as the Company, subject in each case to this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

                  (e) For purposes of this Section 8 as well as Section 2(a)(ii), the Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus.

         9.       Right to Increase Offering.

                  (a) At any time during a period of 30 days from the date of the Prospectus, the Representative, by no less than two business days' prior notice to the Company and the Selling Stockholders, may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Shares or may be a second closing held on a date subsequent to the Closing Date, in either case such date shall be referred to herein as the "Option Closing Date") at which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this Section 9 at the purchase price per share to be paid for the Firm Shares. In no event shall the Option Closing Date be later than 10 business days after written notice of election to purchase Additional Shares is given.

                  (b) The Company and the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters the respective numbers of Additional Shares obtained by multiplying the number of Shares specified in such notice by a fraction, of which the numerator is in the case of the Company, the maximum number of Additional Shares offered by it, and, in the case of each of the Selling Stockholders, the number of shares set forth opposite the name of each Selling Stockholder set forth in Column (2) of Schedule II hereto, and the denominator is the total number of Additional Shares (subject to adjustment by you to eliminate fractions). Such Additional Shares shall be purchased from the Company and each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Column (3) of Schedule I bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.

                  (c) No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company and the Selling Stockholders.

                  (d) Except to the extent modified by this Section 9, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Firm Shares shall apply, mutatis mutandis, to the Option Closing Date for the sale of the Additional Shares.

         10. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, the Selling Stockholders and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

         11.      Effective Date and Termination.

                  (a) This Agreement shall become effective at 11:00 A.M., New York time on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative, in its sole discretion, shall release the Shares for the sale to the public unless prior to such time the Representative shall have received written notice from the Company that it elects that this Agreement shall not become effective, or the Representative shall have given written notice to the Company that the Representative on behalf of the Underwriters elects that this Agreement shall not become effective; provided, however, that the provisions of this Section and of Section 6 and Section 8 hereof shall at all times be effective. For purposes of this Section 11(a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representative to securities dealers releasing such Shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

                  (b) This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Representative by notice to the Company and the Attorney-in-Fact in the event that the Company or any of the Selling Stockholders has failed to comply in any respect with any of the provisions of this Agreement required on its parts to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company or the Selling Stockholders are not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Company or the Selling Stockholders herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

                           (i) the Company or any of its subsidiaries shall have
sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and its Subsidiaries takes as a whole regardless of whether or not such loss was insured;

                           (ii) trading in the Common Stock shall have been
suspended by the Commission or the National Association of Securities Dealers Automated Quotations National Market System or trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotations National Market System shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

                           (iii) a banking moratorium shall have been declared
by New York or United States authorities;

                           (iv) there shall have been an outbreak or escalation
of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

                           (v) there shall have been a material adverse change
in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and its subsidiaries taken as a whole that, in each case, in the Representative's judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Company's Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

                  (c) Termination of this Agreement under this Section 11 or
Section 12 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

         12. Substitution of Underwriters. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Firm Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Shares so agreed to be purchased by all such non-defaulting Underwriters on such Closing Date or Option Closing Date, as the case may be. In such case, you shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

         If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Firm Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 11(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company or the Selling Stockholders except as otherwise provided in Sections 6 and 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         13. Notices. All communications hereunder shall be in writing and if sent to the Representative shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to c/o Hobbs Melville Securities Corp. at 110 Wall Street, New York, New York 10005, Attention: Conrad Huss, or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 510 East 35th Street, Paterson, New Jersey 07543, Attention: Mark Cocchiola, or if sent to the Selling Stockholders, shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to Mark Cocchiola, Steven Venechanos and Paul Lauriero, 510 East 35th Street, Paterson, New Jersey 07543 with a copy to Blank Rome Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, attention:
Robert J. Mittman, Esq.

         14. Successors. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders, and each Underwriter as well as the Company's, each Selling Stockholder's and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and the Selling Stockholders. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

         15. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                         Very truly yours,

                                         SUPREMA SPECIALTIES, INC.


                                         By:__________________________
                                            Name:
                                            Title:


                                         SELLING STOCKHOLDERS


                                         By:__________________________
                                            As Attorney-in-Fact for
                                            the Selling Stockholders named in
                                            Schedule II hereto

Accepted as of the date first above written:

HOBBS MELVILLE SECURITIES CORP.


By: HOBBS MELVILLE SECURITIES CORP.
Acting on its own behalf and as
the Representative
of the several Underwriters
referred to in the foregoing Agreement


By: ___________________________
Title: ________________________

                                                                      SCHEDULE I


                                  UNDERWRITERS

                    Underwriting Agreement dated May __, 2000

                                            (1)                      (2)                             (3)
                                            Number of Firm           Number of Firm                  Aggregate
                                            Shares to be             Shares to be                    Number of
                                            Purchased from           Purchased from                  Firm Shares
                                            the Company              the Selling Stockholders        to be Purchased
                                            -----------              ------------------------        ---------------

Name and Address
----------------

Hobbs Melville Securities Corp.










Total                                           1,000,000                 100,000                         1,100,000


                                                                     SCHEDULE II


                              SELLING STOCKHOLDERS

                              (1)                            (2)
                                                             Maximum Number of
Name and Address of                                          Additional Shares
Selling Stockholder           Firm Shares to be Sold         to be  Sold
-------------------           ----------------------         -----------------

Mark Cocchiola                        50,000                         50,000
Paul Lauriero                         50,000                         50,000


     Total                           100,000                        100,000

                                                                       EXHIBIT A


                                     WARRANT

                                                                       EXHIBIT B


                          OPINION OF COMPANY'S COUNSEL

                                                                       EXHIBIT C


                    OPINION OF SELLING STOCKHOLDERS' COUNSEL